Exhibit 99.1

[Letterhead of Pro-Pharmaceuticals, Inc.]

Pro-Pharmaceuticals Issued Two U.S. Patents for its

Core Carbohydrate Drug Targeting & Delivery Platforms — CARBOSOME™ & UCLT™

Company Strengthens its Intellectual Property with Two Patents Covering the

Delivery of a Therapeutic Agent & Methods and Compositions for Reducing

Side Effects in Chemotherapy Treatments

Newton, MA, November 13, 2003 — Pro-Pharmaceuticals, Inc. (Amex:PRW), a developer of novel cancer therapeutics to target cancer cells through carbohydrate chemistry, today announced the U.S. Patent & Trademark Office issued two U.S. patents covering the Company’s core carbohydrate drug targeting and delivery platforms: “Delivery of a Therapeutic Agent in a Formulation for Reduced Toxicity” and “Methods and Compositions for Reducing Side Effects in Chemotherapeutic Treatments”.

“We are very pleased to receive these two patents covering our core technologies,” said Anatole Klyosov, Ph.D., Pro-Pharmaceuticals’ Chief Scientist. “These patents represent the accomplishment of yet another milestone for our Company and further strengthen the Company’s intellectual property related to our proprietary carbohydrate based cancer targeting and recognition technologies.”

U.S. Patent No. 6,645,946. “Delivery of a Therapeutic Agent in a Formulation for Reduced Toxicity.” This patent covers a method and composition for reducing toxicity of an existing chemotherapeutic drug by co-administering a polysaccharide with the chemotherapeutic agent in a liquid formulation to a patient to reduce toxicity of the agent. The Company’s lead drug DAVANAT™ and the drug delivery platform CARBOSOME™ are based on this technology. The results of pre-clinical studies indicated that the DAVANAT-enhanced 5-flourouracil (5-FU) improved the chemo drug’s anti-cancer effectiveness, while significantly reducing its toxicity.

U.S. Patent No. 6,642,205. “Methods and Compositions for Reducing Side Effects in Chemotherapeutic Treatments.” This patent covers the UNIVERSAL CARBOHYDRATE LINKER TECHNOLOGY™ (UCLT™) developed by Pro-Pharmaceuticals. UCLT™ enhances the delivery of chemotherapy drugs to tumor cells by covalently binding one of the Company’s carbohydrate compounds to a chemotherapy drug and utilizing carbohydrate specific receptors found on cancer cells. The results of pre-clinical studies indicated that UCLT™ significantly reduced toxicity of doxorubicin while maintaining therapeutic efficacy.

In addition to the patents being announced today, the Company has on file additional U.S. and International patent applications that are pending.

Pro-Pharmaceuticals is conducting Phase I human clinical trials of its DAVANAT™ combination with 5-FU. Cancer centers participating in the Phase I human trial are the Norris Cotton Cancer Center at Dartmouth-Hitchcock Medical Center in Lebanon, NH; the University of Michigan Comprehensive Cancer Center in Ann Arbor, MI; the Ochsner Cancer Institute in New Orleans,

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LA, and Florida Oncology Associates in Jacksonville, FL. For further information, please visit www.clinicaltrials.gov for study DAVFU-001.

Pro-Pharmaceuticals, Inc. — Advancing Drugs Through Glycoscience™

Pro-Pharmaceuticals is a drug development company commercializing a new generation of anti-cancer treatments using  carbohydrate molecules to upgrade the safety and efficacy of anti-cancer agents. Founded in 2000 and headquartered in Newton, MA, the Company is a leader in the use of structure-based drug design; an approach to drug discovery that integrates advanced biology and chemistry. The Company’s novel carbohydrate technology targets sugar-specific binding sites found on cancer cells with the goal of improving efficacy and reducing toxicity of proven, commonly used chemo therapy drugs. Additional information is available at

www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward looking statements. Future events could cause actual results to differ materially from those indicated by such statements. Reference is made to the factors discussed in the “Plan of Operations” and “Risk Factors” sections of the Company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. The forward-looking statements herein represent the Company’s views as of the date of this press release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033.

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DAVANAT, CARBOSOME, UCLT and Advancing Drugs Through Glycoscience are trademarks of Pro-Pharmaceuticals, Inc.

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